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As filed with the Securities and Exchange Commission on December 12, 2000
                                                       Registration No. 33-92580

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                                 ASHWORTH, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                         84-1052000
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification No.)

               2791 LOKER--AVENUE WEST, CARLSBAD, CALIFORNIA 92008
                  (Address of Principal Executive Offices) (Zip Code)


                                 ASHWORTH, INC.
                              AMENDED AND RESTATED
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                  HALINA BALYS
                            SECRETARY AND CONTROLLER
                                 ASHWORTH, INC.
               2791 LOKER AVENUE WEST, CARLSBAD, CALIFORNIA 92008
                     (Name and address of agent for service)

                                 (760) 438-6610
          (Telephone number, including area code, of agent for service)


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                              EXPLANATORY STATEMENT

         A total of 4,700,000 shares of the common stock of Ashworth, Inc. (the "Company") were registered by the Company to be issued in connection with the Company's Amended and Restated Nonqualified Stock Option Plan (the "Nonqualified Plan") as follows: (a) 1,200,000 shares of common stock registered on Form S-8 (File No. 33-35516); (b) 500,000 additional shares of common stock registered on Form S-8 (File No. 33-41455); and (c) 3,000,000 additional shares of common stock registered on Form S-8 (File No. 33-92580). On March 24, 2000, the stockholders of the Company approved the Amended and Restated Ashworth, Inc. 2000 Equity Incentive Plan (the "2000 Plan"), which replaces the Nonqualified Plan. At least 1,906,776 shares of the Company's common stock which were registered in connection with the Nonqualified Plan on Form S-8 (File No. 33-92580) have not been, and will not be, issued under the Nonqualified Plan. Pursuant to Instruction E to Form S-8 and Interpretation 89 of Section G (Securities Act Forms) of the Division of Corporate Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), 1,899,999 of the shares registered in connection with the Nonqualified Plan on Form S-8 (File No. 33-92580) are carried forward to, and deemed covered by the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 2000 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The Registration Statements on Form S-8, File Nos. 33-35516, 33-41455, 33-92580, are incorporated by reference herein.

                            [SIGNATURE PAGE FOLLOWS]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Ashworth, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on December 11, 2000.

                                       ASHWORTH, INC.,
                                       a Delaware corporation


                                       By: /s/ Randall L. Herrel, Sr.
                                           -------------------------------------
                                           Randall L. Herrel, Sr.
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

                  SIGNATURE                                       TITLE                                DATE
                  ---------                                       -----                                ----


     /s/ Randall L. Herrel, Sr.                President, Chief Executive Officer and           December 11, 2000
------------------------------------------     Director (Principal Executive Officer)


     /s/ Terence W. Tsang                      Senior Vice President - Finance, Treasurer       December 11, 2000
------------------------------------------     and Chief Financial Officer (Principal
                                               Financial Officer and Principal Accounting
                                               Officer)


     /s/ Stephen Bartolin, Jr.                 Director                                         December 11, 2000
------------------------------------------


     /s/ Stephen G. Carpenter, Jr.             Director                                         December 11, 2000
------------------------------------------


     /s/ Andre P. Gambucci                     Director                                         December 11, 2000
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     /s/ John M. Hanson, Jr.                   Director                                         December 11, 2000
------------------------------------------


     /s/ H. Michael Hecht                      Director                                         December 11, 2000
------------------------------------------


     /s/ James W. Nantz                        Director                                         December 11, 2000
------------------------------------------


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